Exhibit 99.2
Bill Barrett Corporation
Unaudited Pro Forma Condensed Consolidated Financial Information
On December 10, 2013, Bill Barrett Corporation (the “Company”) closed on its previously announced sale to funds affiliated with EnerVest, Ltd. (“EnerVest”) of all of the Company’s natural gas producing properties and related compression and gathering assets in the West Tavaputs area of the Uinta Basin (the “Assets”) under the Purchase and Sale Agreement between the Company and EnerVest dated October 22, 2013 (the “Agreement”). Total consideration, prior to customary closing adjustments, was $369.0 million and included approximately $46.0 million for EnerVest's assumption of the Company's lease financing obligation related to compressor units on the property.
The following unaudited pro forma condensed consolidated balance sheet information as of September 30, 2013 is based on the historical financial statements of the Company, including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the sale of the Assets on December 10, 2013 as if the sale had occurred on September 30, 2013.
The unaudited pro forma condensed consolidated statements of operations for the three and nine months ended September 30, 2013 and the year ended December 31, 2012 are based on the historical financial statements of the Company, including certain pro forma adjustments, and assume that the sale of the Assets occurred as of the beginning of the periods presented.
The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates. Actual amounts may differ from these estimated amounts. In preparing the pro forma information, the Company eliminated all direct revenues and expenses related to the Assets, but did not adjust general and administrative expenses or commodity hedging activity. The unaudited pro forma condensed consolidated financial information is for informational purposes only and is not intended to represent or be indicative of the results of operations or financial position of the Company or the pro forma effect of closing of the sale and should not be taken as indicative of the Company’s future results of operations or financial position. Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial information and actual results. The pro forma adjustments are described in Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)	Basis of Presentation
The accompanying unaudited pro forma condensed consolidated financial statements give effect to pro forma adjustments to reflect the sale of the Assets as if the sale had occurred as of the beginning of the periods presented in the pro forma statements of operations for the three and nine months ended September 30, 2013 and for the year ended December 31, 2012 and as if the sale had occurred on September 30, 2013 in the pro forma condensed consolidated balance sheet.

(2)	Pro Forma Adjustments
The unaudited pro forma condensed consolidated statements of operations and condensed consolidated balance sheet reflect the effect of the following pro forma adjustments:

(a)
The sale of the Assets as if the sale had occurred on September 30, 2013. The Company classified the related assets and liabilities as held for sale as of September 30, 2013. See table below for detailed information:

As of September 30, 2013
(in thousands)
Assets
Proved properties	$1,070,400
Unproved properties	12,469
Furniture, equipment and other	4,205
Accumulated depreciation, depletion, amortization and impairment	(704,520)
Total assets held for sale	$382,554

Liabilities
Asset retirement obligation held for sale	13,082
Lease financing obligation held for sale	46,363
Total liabilities held for sale	$59,445

Net assets	$323,109

(b)	The effect on stockholders’ equity as a result of adjustment (a).

(c)	The effect on deferred income taxes as a result of adjustment (a).

(d)	The assumed paydown of outstanding borrowings under the Company’s bank revolving credit facility with the cash proceeds of $323.0 million from the sale.

(e)
The outstanding balance of the Company's bank revolving credit facility at September 30, 2013 was $390.0 million. A pro rata portion of credit facility interest expense and accrued interest expense is reversed herein based on a paydown in the amount of the cash proceeds of $323.0 million. In conjunction with the sale, EnerVest assumed the Company's lease financing obligation related to compressor units on the property, and that portion of interest expense and accrued interest expense is also included in this pro forma adjustment.

(f)
Elimination of sales of natural gas and oil related revenues directly related to the Assets for the three and nine months ended September 30, 2013 and for the year ended December 31, 2012. The production volumes eliminated through this pro forma adjustment were 27 MBbls of oil and 17,971 MMcf of natural gas for the nine months ended September 30, 2013, 4 MBbls of oil and 5,353 MMcf of natural gas for the three months ended September 30, 2013 and 61 MBbls of oil and 34,497 MMcf of natural gas for the twelve months ended December 31, 2012.

(g)	Elimination of direct operating expenses and income taxes related to the Assets for the three and nine months ended September 30, 2013 and for the year ended December 31, 2012.

BILL BARRETT CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2013

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Balance Sheet
		(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$60,530	$—		$60,530
Accounts receivable, net of allowance for doubtful accounts	99,537	—		99,537
Derivative Assets	3,506	—		3,506
Prepayments and other current assets	5,478	—		5,478
Total current assets	169,051	—		169,051
Property and Equipment — At cost, successful efforts method for oil and gas properties:
Proved oil and gas properties	2,675,696	—		2,675,696
Unproved oil and gas properties, excluded from amortization	362,386	—		362,386
Oil and gas properties held for sale, net	382,554	(382,554)	(a)
Furniture, equipment and other	42,252	—		42,252
	3,462,888	(382,554)		3,080,334
Accumulated depreciation, depletion, amortization and impairment	(929,743)	—		(929,743)
Total property and equipment, net	2,533,145	(382,554)		2,150,591
Deferred financing costs and other noncurrent assets	24,065	—		24,065
Total	$2,726,261	$(382,554)		$2,343,707

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable and accrued liabilities	$123,409	$(281)	(e)	$123,128
Amounts payable to oil and gas property owners	22,367	—		22,367
Production taxes payable	41,803	—		41,803
Derivative liabilities	2,271	—		2,271
Deferred income taxes	11,833	—		11,833
Current portion of long-term debt	4,554	—		4,554
Total current liabilities	206,237	(281)		205,956
Long-term debt	1,255,243	(322,966)	(d)	932,277
Asset retirement obligations	38,292	—		38,292
Liabilities associated with assets held for sale	59,445	(59,445)	(a)	—
Deferred income taxes	156,034	(1,894)	(c)	154,140
Derivatives and other noncurrent liabilities	4,012	—		4,012
Total stockholders’ equity	1,006,998	2,032	(b)	1,009,030
Total	$2,726,261	$(382,554)		$2,343,707

BILL BARRETT CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the nine months ended September 30, 2013

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating and Other Revenues:
Oil, gas and NGL production	$424,130	$(76,606)	(f)	$347,524
Other	5,001	—		5,001
Total operating and other revenues	429,131	(76,606)		352,525
Operating Expenses:
Lease operating expense	53,138	(12,182)	(g)	40,956
Gathering, transportation and processing expense	50,734	(16,288)	(g)	34,446
Production tax expense	21,915	(2,117)	(g)	19,798
Exploration expense	212	(24)	(g)	188
Impairment, dry hole costs and abandonment expense	227,646	(201,343)	(g)	26,303
Depreciation, depletion and amortization	214,792	(52,224)	(g)	162,568
General and administrative expense	48,257	—		48,257
Total operating expenses	616,694	(284,178)		332,516
Operating Income (Loss)	(187,563)	207,572		20,009
Other Income and Expense:
Interest and other income	123	—		123
Interest expense	(69,346)	3,095	(e)	(66,251)
Commodity derivative gain (loss)	(18,607)	—		(18,607)
Gain (loss) on extinguishment of debt	(21,460)	—		(21,460)
Total other income and expense	(109,290)	3,095		(106,195)
Income (Loss) before Income Taxes	(296,853)	210,667		(86,186)
Provision for (Benefit from) Income Taxes	(111,319)	79,169	(g)	(32,150)
Net Income (Loss)	$(185,534)	$131,498		$(54,036)
Net Income Per Common Share, Basic	$(3.91)			$(1.14)
Net Income Per Common Share, Diluted	$(3.91)			$(1.14)
Weighted Average Common Shares Outstanding, Basic	47,452,865			47,452,865
Weighted Average Common Shares Outstanding, Diluted	47,452,865			47,452,865

BILL BARRETT CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the three months ended September 30, 2013

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating and Other Revenues:
Oil, gas and NGL production	$149,345	$(24,137)	(f)	$125,208
Other	(790)	—		(790)
Total operating and other revenues	148,555	(24,137)		124,418
Operating Expenses:
Lease operating expense	18,280	(4,091)	(g)	14,189
Gathering, transportation and processing expense	16,374	(5,435)	(g)	10,939
Production tax expense	8,183	(343)	(g)	7,840
Exploration expense	(24)	(10)	(g)	(34)
Impairment, dry hole costs and abandonment expense	219,363	(201,343)	(g)	18,020
Depreciation, depletion and amortization	72,047	(15,475)	(g)	56,572
General and administrative expense	14,402	—		14,402
Total operating expenses	348,625	(226,697)		121,928
Operating Income (Loss)	(200,070)	202,560		2,490
Other Income and Expense:
Interest and other income	52	—		52
Interest expense	(20,078)	1,907	(e)	(18,171)
Commodity derivative gain (loss)	(25,595)	—		(25,595)
Gain (loss) on debt extinguishment	(21,460)	—		(21,460)
Total other income and expense	(67,081)	1,907		(65,174)
Income (Loss) before Income Taxes	(267,151)	204,467		(62,684)
Provision for (Benefit from) Income Taxes	(100,495)	76,838	(g)	(23,657)
Net Income (Loss)	$(166,656)	$127,629		$(39,027)
Net Income Per Common Share, Basic	$(3.51)			$(0.82)
Net Income Per Common Share, Diluted	$(3.51)			$(0.82)
Weighted Average Common Shares Outstanding, Basic	47,535,124			47,535,124
Weighted Average Common Shares Outstanding, Diluted	47,535,124			47,535,124

BILL BARRETT CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the year ended December 31, 2012

	Bill Barrett Historical	Pro Forma Adjustment		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating and Other Revenues:
Oil and gas production	$700,639	$(116,403)	(f)	$584,236
Other	(444)	—		(444)
Total operating and other revenues	700,195	(116,403)		583,792
Operating Expenses:
Lease operating expense	72,734	(14,364)	(g)	58,370
Gathering, transportation and processing expense	106,548	(28,161)	(g)	78,387
Production tax expense	25,513	(1,785)	(g)	23,728
Exploration expense	8,814	(31)	(g)	8,783
Impairment, dry hole costs and abandonment expense	67,869	—		67,869
Depreciation, depletion and amortization	326,842	(94,690)	(g)	232,152
General and administrative expense	68,666	—		68,666
Total operating expenses	676,986	(139,031)		537,955
Operating Income	23,209	22,628		45,837
Other Income and Expense:
Interest income and other income (expense)	155	—		155
Interest expense	(95,506)	283	(e)	(95,223)
Commodity derivative gain (loss)	72,759	—		72,759
Gain (loss) on debt extinguishment	1,601	—		1,601
Total other income and expense	(20,991)	283		(20,708)
Income before Income Taxes	2,218	22,911		25,129
Provision for Income Taxes	1,636	8,610	(g)	10,246
Net Income	$582	$14,301		$14,883
Net Income Per Common Share, Basic	$0.01			$0.32
Net Income Per Common Share, Diluted	$0.01			$0.31
Weighted Average Common Shares Outstanding, Basic	47,194,668			47,194,668
Weighted Average Common Shares Outstanding, Diluted	47,353,951			47,353,951